As filed with the Securities and Exchange Commission on June 2, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUTRISYSTEM, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5961 (Primary Standard Industrial Classification Code No.)	23-3012204 (I.R.S. Employer Identification No.)

200 Welsh Road

Horsham, Pennsylvania 19044

(215) 706-5300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James D. Brown

Chief Financial Officer

NutriSystem, Inc.

200 Welsh Road

Horsham, Pennsylvania 19044

(215) 706-5300

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

James W. McKenzie, Jr. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5000	Paul J. Jaskot Reed Smith LLP 2500 One Liberty Place 1650 Market Street Philadelphia, PA 19103-7301 (215) 851-8100

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-124561

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, $.001 par value per share	172,500 shares	$11.75	$2,026,875	$239.00

(1)	Includes 22,500 shares that may be sold upon exercise of the underwriters’ overallotment option.
(2)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on the American Stock Exchange on June 1, 2005.

Incorporation By Reference of Registration Statement on Form S-3, File No. 333-124561.

The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3, as amended (File No. 333-124561), filed with the Securities and Exchange Commission, and declared effective on June 1, 2005, by the Securities and Exchange Commission, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    EXHIBITS.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-124561 are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except the following which are filed herewith.

Exhibit Number	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

I-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 pursuant to Rule 462(b) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania as of June 2, 2005.

NUTRISYSTEM, INC.

By:	/s/ Michael J. Hagan
Michael J. Hagan Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 pursuant to Rule 462(b) has been signed by the following persons in the capacities indicated on the 2nd day of June, 2005.

Signature	Title	Date
/s/ Michael J. Hagan Michael J. Hagan	Chairman of the Board and Chief Executive Officer (principal executive officer)	June 2, 2005

/s/ James D. Brown James D. Brown	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (principal financial and accounting officer)	June 2, 2005

* George Jankovic	President, Chief Operating Officer and Director	June 2, 2005

* Ian J. Berg	Director	June 2, 2005

* Michael A. DiPiano	Director	June 2, 2005

* Warren V. Musser	Director	June 2, 2005

* Brian P. Tierney	Director	June 2, 2005

* Stephen T. Zarrilli	Director	June 2, 2005

*By:	/s/ Michael J. Hagan
Michael J. Hagan, as Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)